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                                                                        SUNAMERICA INC.
                                                               PRO FORMA CONDENSED BALANCE SHEET
                                                                      SEPTEMBER 30, 1995
                                                                  (IN THOUSANDS - UNAUDITED)

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                                        Historical financial
                                      information as reported              Pro forma adjustments
                                     --------------------------         -----------------------------
                                                                       Elimination of      Purchase
                                     SunAmerica       Ford Life      Ford Life's credit   accounting         Pro forma
                                     At 9/30/95      At 9/30/95         life business     adjustments        combined
                                     ----------      ----------         -------------     -----------       ----------
Assets

Investments                         $10,808,959     $ 3,093,660        $     (31,327)      $ (172,500) (1) $13,698,792
Variable annuity assets               5,263,006               -                    -                -        5,263,006
Deferred acquisition costs              526,415         156,677              (27,555)           3,793  (2)     659,330
Other assets                            245,787         193,431             (148,334)               -          290,884
                                    -----------     -----------        -------------       ----------      -----------
Total assets                        $16,844,167     $ 3,443,768        $    (207,216)      $ (168,707)     $19,912,012
                                    ===========     ===========        =============       ==========      ===========

Liabilities and shareholders' equity

Reserves for fixed annuity
  contracts                         $ 4,862,250     $ 2,998,216        $           -       $   51,000  (3) $ 7,911,466
Reserves for guaranteed
  investment contracts                3,607,192               -                    -                -        3,607,192
Trust deposits                          426,595               -                    -                -          426,595
Unearned premiums                             -         156,196             (156,196)               -                -
Other liabilities                       747,733          85,185              (64,950)          47,736  (4)     815,704
Variable annuity liabilities          5,263,006               -                    -                -        5,263,006
Senior indebtedness                     524,835               -                    -                -          524,835
Deferred income taxes                   146,847         (16,907)               1,253          (33,688) (5)      97,505
Preferred securities of
  grantor trust                          52,631               -                    -                -           52,631
Shareholders' equity                  1,213,078         221,078               12,677         (233,755) (6)   1,213,078
                                   ------------    ------------       --------------       ----------      -----------
Total liabilities and
  shareholders' equity             $ 16,844,167    $  3,443,768       $     (207,216)      $ (168,707)     $19,912,012
                                   ============    ============       ==============       ==========      ===========
Footnotes to the Pro Forma Condensed Balance Sheet appear on the following page.

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                                                                        SUNAMERICA INC.
                                                               PRO FORMA CONDENSED BALANCE SHEET
                                                                      SEPTEMBER 30, 1995
                                                                  (IN THOUSANDS - UNAUDITED)
                                                                          (CONTINUED)

Note (1) - To record the contractual purchase price.
Note (2) - To adjust deferred acquisition costs to $132,915 of excess purchase price, computed as follows:

           Ford Life's equity at September 30, 1995, after cession of credit life business      $     233,755
           Write off Ford Life's deferred acquisition costs, net of related deferred taxes            (83,929)
           Eliminate deferred tax liability, related to book/tax difference on investments,
             due to election to use Section 338(h)(10) of the Internal Revenue Code                    11,740
           Adjust reserves for fixed annuity contracts to estimated market value, net of tax          (33,150)
           Record acquisition taxes and other costs, net of tax                                       (42,311)
           Record deferred taxes on excess purchase price                                             (46,520)
                                                                                                -------------
           Purchase accounting adjusted equity                                                         39,585
           Purchase price                                                                             172,500
                                                                                                -------------
           Excess purchase price                                                                $     132,915
                                                                                                =============
Note (3) - To adjust reserves for fixed annuity contracts to estimated market value.
Note (4) - To record $32,236 of Federal taxes payable resulting from the election to use Section 338(h)(10)
           of the Internal Revenue Code and $15,500 of acquisition and conversion costs.
Note (5) - To adjust net deferred tax asset, at 35%, as follows:

           Tax effect of adjustment made to deferred acquisition costs                          $      (1,327)
           Elimination of tax effect of book/tax difference on investments                             11,740
           Tax effect of market value adjustment of reserves for fixed annuity contracts               17,850
           Tax effect of liability for acquisition and conversion costs                                 5,425
                                                                                                -------------
           Adjustment to net deferred tax asset                                                 $      33,688
                                                                                                =============
Note (6) - To eliminate Ford Life's equity, after cession of credit life business.


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